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                                                                    EXHIBIT 4.11

                              SANDERSON FARMS, INC.

                                     FORM OF
                  ALTERNATE STOCK APPRECIATION RIGHTS AGREEMENT


         THIS ALTERNATE STOCK APPRECIATION RIGHTS AGREEMENT ("Agreement"), dated as of the ______ day of _______________ , _____ (the "Date of Grant"), is
delivered by Sanderson Farms, Inc., and its subsidiaries and affiliates (collectively referred to as "SFI") to ______________________________________
(the "Optionee"), who is an executive officer or key employee of SFI.

         WHEREAS, the Board of Directors of Sanderson Farms, Inc. (the "Board"), recommended stockholder approval of, the stockholders approved and the Board adopted, the Sanderson Farms, Inc. Stock Option Plan (as amended and restated to the date hereof, the "Plan");

         WHEREAS, the Plan provides for the granting of alternate stock appreciation rights by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) to executive officers and key employees of SFI to receive the appreciation in value of shares of the Common Stock of SFI, par value of $1.00 per share (the "Stock"), in accordance with the terms and provisions thereof; and

         WHEREAS, the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) considers the Optionee to be a person who is eligible for a grant of an alternate stock appreciation right under the Plan, and has determined that it would be in the best interest of SFI to grant the alternate stock appreciation right documented herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       GRANT OF ALTERNATE STOCK APPRECIATION RIGHT.

         (a) Subject to the terms and conditions hereinafter set forth, SFI, with the approval and at the direction of the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan), hereby grants to the Optionee, as of the Date of Grant, an alternate stock appreciation right related to a certain __________ Stock Option granted pursuant to a certain __________ Stock Option Agreement dated _______________, _____. The shares of stock purchasable upon exercise of the related __________ Stock Option are hereinafter referred to as "Option Shares." Notwithstanding any provision herein to the contrary, the Alternate Stock Appreciation Right is not intended by the parties hereto to be, and shall not be treated as, an "incentive stock option," pursuant to and as such term is defined under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code").


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         (b) This Alternate Stock Appreciation Right is granted subject to the following additional terms and conditions (if none, so indicate):

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2.       EXERCISE OF ALTERNATE STOCK APPRECIATION RIGHT.

         The Optionee may, in lieu of the exercise of the ____________ Stock Option or portion thereof to which this Alternate Stock Appreciation Right relates, exercise this Alternate Stock Appreciation Right or portion hereof with respect to all or part of the Option Shares then exercisable and shall be entitled to receive from SFI the appreciated value of the Option Shares. The appreciated value of the Option Shares shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the date this Alternate Stock Appreciation Right is exercised exceeds the fair market value of a share of Common Stock on the date the option, to which this Alternate Stock Appreciation Right was awarded as an alternate, was granted. This Alternate Stock Appreciation Right shall be exercisable only to the extent that, and subject to the same conditions as, the option to which it relates is exercisable and only when the fair market value of a share of Common Stock on the exercise date exceeds the exercise price of the option to which this Alternate Stock Appreciation Right relates. The Optionee may exercise this Alternate Stock Appreciation Right by giving the Secretary of SFI written notice of intent to exercise substantially in the form attached hereto as Exhibit A. The notice of exercise shall specify the number of Option Shares as to which this Alternate Stock Appreciation Right is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier date shall have been mutually agreed upon. The Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) may require the Optionee to certify that he has not engaged in any of the conduct described in the first sentence of Section 3(f) or Section 4(g). Payment of the appreciated value of the Option Shares may be made in cash or in Common Stock or a combination of both, provided that no fractional share of Common Stock shall be issued as a result of the exercise of this Alternate Stock Appreciation Right. The exercise of this Alternate Stock Appreciation Right or portion hereof shall cancel the related option on an equal number of shares of Common Stock under the __________ Stock Option to which this Alternate Stock Appreciation Right relates.

3. TERMINATION OF ALTERNATE STOCK APPRECIATION RIGHT RELATED TO NONSTATUTORY STOCK OPTION.

         (a) Except as provided in Sections 3(b) and 3(c) of this Agreement, or except as otherwise determined by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan), this Alternate Stock Appreciation Right, to the extent not previously exercised, shall terminate upon the termination of the Optionee's employment or the appointment or transfer of the Optionee to a position within SFI that does not qualify for participation in the Plan.

         (b) Upon termination of the Optionee's employment by reason of death of the Optionee, this Alternate Stock Appreciation Right may be exercised, but only to the extent exercisable on the


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date of such death, within one (1) year from and after the date of the
Optionee's death. This Alternate Stock Appreciation Right may be exercised by the executor or administrator of the deceased Optionee's estate or by a person receiving this Alternate Stock Appreciation Right by will or under the laws of descent and distribution of the state in which the Optionee resided.

         (c) Upon termination of the Optionee's employment by reason of retirement or disability (as defined by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan)), this Alternate Stock Appreciation Right may be exercised, but only to the extent exercisable on the date of such retirement or disability, within three (3) months from and after the date of such termination of the Optionee's employment.

         (d) A transfer of the Optionee's employment from one affiliate of SFI to another shall not be deemed to be a termination of the Optionee's employment.

         (e) Notwithstanding any other provisions set forth herein or in the Plan, if the Optionee shall (i) commit any act of malfeasance or wrongdoing affecting SFI, (ii) breach any covenant not to compete or employment contract with SFI, or (iii) engage in conduct that would warrant the Optionee's discharge for cause (excluding general dissatisfaction with the performance of the Optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon SFI), then any unexercised portion of the Alternate Stock Appreciation Right shall immediately terminate and be void.

         (f) Notwithstanding any other provisions set forth herein or in the Plan, if during the period that the Optionee is employed by SFI or during the two year period following the Optionee's voluntary termination of employment or his termination by SFI for cause (excluding general dissatisfaction with the performance of the Optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon SFI) the Optionee shall, without the prior written consent of the Board, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for, or otherwise assist any person or entity that directly or indirectly engages in, the business of producing, marketing, distributing or selling poultry products anywhere that SFI is then doing business, then: (i) any unexercised portion of the Alternate Stock Appreciation Right shall immediately terminate and be void; and (ii) the Optionee shall be required, and hereby agrees, upon thirty (30) days' written notice from SFI, to return to SFI in immediately available funds the difference between the exercise price and the fair market value on the date of exercise of the exercised portion of the Alternate Stock Appreciation Right. The provisions of this Section 3(f) shall not apply, however, to the passive investment by the Optionee in publicly traded common equity of any entity that is engaged in the business of producing, marketing, distributing or selling poultry products so long as such investment does not exceed two percent of the outstanding common equity or such entity.


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         The determination of whether the Optionee has voluntarily terminated his employment, has been terminated for cause or has engaged in any conduct described in the first sentence of the preceding paragraph shall be determined by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) in good faith and in its sole discretion, and any such determinations by such body shall be final and binding on the Optionee.

4. TERMINATION OF ALTERNATE STOCK APPRECIATION RIGHT RELATED TO INCENTIVE STOCK OPTION.

         (a) Except as provided in Sections 4(b), 4(c) and 4(d) of this Agreement, this Alternate Stock Appreciation Right, to the extent not previously exercised, shall terminate immediately upon termination of the Optionee's employment or the appointment or transfer of the Optionee to a position within SFI that does not qualify for participation in the Plan.

         (b) Upon termination of the Optionee's employment by reason of death of the Optionee, this Alternate Stock Appreciation Right may be exercised, but only to the extent exercisable on the date of such death, within one (1) year from and after the date of the Optionee's death. This Alternate Stock Appreciation Right may be exercised by the executor or administrator of the deceased Optionee's estate or by a person receiving the Alternate Stock Appreciation Right by will or under the laws of descent and distribution of the state in which the Optionee resided.

         (c) Upon termination of the Optionee's employment by reason of permanent and total disability as defined under Section 22(e)(3) of the Code, this Alternate Stock Appreciation Right may be exercised, but only to the extent exercisable on the date of such permanent and total disability, within one (1) year from and after the date of such termination of the Optionee's employment.

         (d) Upon termination of the Optionee's employment by reason of retirement or disability, other than disability defined by Section 4(c) of this Agreement, this Alternate Stock Appreciation Right may be exercised, but only to the extent exercisable on the date of such retirement or disability, within three (3) months from and after the date of such termination of the Optionee's employment.

         (e) A transfer of the Optionee's employment from one affiliate to another of SFI shall not be deemed to be a termination of the Optionee's employment.

         (f) Notwithstanding any other provision set forth herein or in the Plan, if the Optionee shall (i) commit any act of malfeasance or wrongdoing affecting SFI, (ii) breach any covenant not to compete or employment contract with SFI, or (iii) engage in conduct that would warrant the Optionee's discharge for cause (excluding general dissatisfaction with the performance of the Optionee's duties, but including any act of disloyalty or any conduct clearly


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tending to bring discredit upon SFI), then any unexercised portion of the
Alternate Stock Appreciation Right shall immediately terminate and be void.

         (g) Notwithstanding any other provisions set forth herein or in the Plan, if during the period that the Optionee is employed by SFI or during the two year period following the Optionee's voluntary termination of employment or his termination by SFI for cause (excluding general dissatisfaction with the performance of the Optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon SFI) the Optionee shall, without the prior written consent of the Board, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for, or otherwise assist any person or entity that directly or indirectly engages in, the business of producing, marketing, distributing or selling poultry products anywhere that SFI is then doing business, then: (i) any unexercised portion of the Alternate Stock Appreciation Right shall immediately terminate and be void; and (ii) the Optionee shall be required, and hereby agrees, upon thirty (30) days' written notice from SFI, to return to SFI in immediately available funds the difference between the exercise price and the fair market value on the date of exercise of the exercised portion of the Alternate Stock Appreciation Right. The provisions of this Section 4(g) shall not apply, however, to the passive investment by the Optionee in publicly traded common equity of any entity that is engaged in the business of producing, marketing, distributing or selling poultry products so long as such investment does not exceed two percent of the outstanding common equity or such entity.

         The determination of whether the Optionee has voluntarily terminated his employment, has been terminated for cause or has engaged in any conduct described in the first sentence of the preceding paragraph shall be determined by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) in good faith and in its sole discretion, and any such determinations by such body shall be final and binding on the Optionee.

5.       ADJUSTMENT OF AND CHANGES IN STOCK OF SFI.

         In the event of a reorganization, recapitalization, change of shares, stock split, spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of SFI, the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) shall make such adjustment as it deems appropriate in the number and kinds of shares of Stock subject to the Alternate Stock Appreciation Right; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Alternate Stock Appreciation Right.


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6.       FAIR MARKET VALUE.

         "Fair market value" as of any date and in respect of any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the NASDAQ National Market System traded under the Symbol SAFM, provided that, if shares of Common Stock shall not have been traded on NASDAQ for more than 10 days immediately preceding such date or if deemed appropriate by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the
Plan) for any other reason, the fair market value of shares of Common Stock shall be as determined by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

7.       NO RIGHTS AS A STOCKHOLDER.

         Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of SFI with respect to any shares of Stock related to the exercise of the Alternate Stock Appreciation Right, in whole or in part, prior to the issuance of certificates for shares of Common Stock to said person.

8.       INSIDER TRADING SHORT-SWING PROFIT LIABILITY EXEMPTION REQUIREMENTS.

         Notwithstanding any other provision of this Agreement to the contrary, the Alternate Stock Appreciation Right granted under this Agreement shall be transferrable (i) by the option holder only by will or under the laws of descent and distribution of the state in which the option holder resided on the date of his death or (ii) by the Company pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the Rules thereunder, except that, if the Alternate Stock Appreciation Right granted hereby relates to a Nonstatutory Stock Option, it may be transferred to members of the Optionee's immediate family or to trusts for their benefit or partnerships in which such members hold the entire partnership interest.

9.       NO RIGHTS OF EMPLOYMENT.

         Neither the granting of this Alternate Stock Appreciation Right nor its exercise shall be construed as granting to the Optionee any right with respect to continuance of employment with SFI. Except as may otherwise be limited by a written agreement between SFI and the Optionee, and acknowledged by the Optionee, the right of SFI to terminate at will the Optionee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by SFI.


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10.      AMENDMENT OF ALTERNATE STOCK APPRECIATION RIGHT.

         The Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) may, without further action by the stockholders and without the consent of or further consideration from the Optionee, amend, condition or modify this Alternate Stock Appreciation Right in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the Alternate Stock Appreciation Right or to comply with stock exchange rules or requirements. The Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the
Plan) may amend this Alternate Stock Appreciation Right otherwise with the written consent of the Optionee.

11.      NOTICE.

         Any notice to SFI provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at Post Office Box 988, Laurel, Mississippi 39441, and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of SFI. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

12.      INCORPORATION OF PLAN BY REFERENCE.

         This Alternate Stock Appreciation Right is granted pursuant to the terms of the Plan, which terms are incorporated herein by reference, and the Alternate Stock Appreciation Right shall in all respects be interpreted in accordance with the Plan. The Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.      GOVERNING LAW.

         The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the laws of the State of Mississippi, except to the extent preempted by federal law, which shall to that extent govern.


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         IN WITNESS WHEREOF, SFI has caused its duly authorized officers to execute and attest this Alternate Stock Appreciation Right Agreement, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

                                      SANDERSON FARMS, INC.


ATTEST:
                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------




                                      ACCEPTED AND AGREED TO:



                                      -----------------------------------------
                                      Optionee


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            NOTICE OF EXERCISE OF ALTERNATE STOCK APPRECIATION RIGHT





SANDERSON FARMS, INC.

ATTENTION:    [ ]  The Board of Directors
              [ ]  Stock Option Committee


Gentlemen:

         Notice is hereby given of the undersigned's intent to exercise the Alternate Stock Appreciation Right granted to the undersigned pursuant to the Alternate Stock Appreciation Rights Agreement dated ________________, _____ , entered into by and between the undersigned and Sanderson Farms, Inc. The Alternate Stock Appreciation Right shall be exercised with respect to ______________ (______) shares of the Common Stock, $1.00 par value, of Sanderson Farms, Inc. The date of exercise shall be _______________, ____, which is five days or more after the date of this notice.

         In connection with the exercise of the Alternate Stock Appreciation Right, the undersigned authorizes SFI to withhold all appropriate federal and state income and payroll taxes where cash is paid. Where only stock is transferred, the undersigned will remit to SFI an amount in cash equal to the appropriate federal and state income and payroll taxes upon being advised of the amount. Alternatively, SFI may reduce the number of shares distributed by an amount or number equal in value to the withholding amount.


                                                -------------------------------
                                                Employee/Optionee


Dated:                .
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                                    Exhibit A


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